Exhibit 99.B6(b)


                                   SCHEDULE A

                        PBHG INSURANCE SERIES FUND, INC.

                  PBHG Insurance Series Fund, Inc. consists of the following
Funds:

                           PBHG Growth II Portfolio
                           PBHG Select 20 Portfolio
                           PBHG Large Cap Growth Portfolio
                           PBHG Technology & Communications Portfolio
                           PBHG Large Cap Value Portfolio
                           PBHG Small Cap Value Portfolio

Date:             April 1, 1997


                           PBHG Mid-Cap Value Portfolio


Date:             February 20, 1998